Exhibit 10.2
Promissory Note
Revolving Line of Credit

May 28, 2010

Borrowers:	Black Diamond Equipment, Ltd.
Black Diamond Retail, Inc.
Clarus Corporation
Everest/Sapphire Acquisition, LLC
Lender:	Zions First National Bank

Amount:	$35,000,000.00

Maturity Date: July 2, 2013

For value received, Black Diamond Equipment, Ltd., a Delaware corporation, Black Diamond Retail, Inc., a Delaware corporation, Clarus Corporation, a Delaware corporation, and Everest/Sapphire Acquisition, LLC, a Delaware limited liability company (individually and collectively herein, “Borrowers”), promise to pay to the order of Zions First National Bank (“Lender”) at its Corporate Banking Group, 10 East South Temple, Suite 200, Salt Lake City, Utah 84133, the sum of thirty-five million dollars ($35,000,000.00) or such other principal balance as may be outstanding hereunder in lawful money of the United States with interest thereon calculated and payable as provided herein.

Definitions

Terms used in the singular shall have the same meaning when used in the plural and vice versa.  As used in this Promissory Note, the term:

“Banking Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Utah are authorized or required to close.

“Default Rate” means Ninety Day LIBOR Rate plus seven and five-tenths percent (7.5%) per annum.

“Dollars” and the sign “$” mean lawful money of the United States.

“EBITDA” shall have the meaning set forth in the Loan Agreement.

“Loan Agreement” means the Loan Agreement dated May 28, 2010 between Lender and Borrowers, together with any exhibits, amendments, addenda, and modifications.

“Ninety Day FHLB Rate” means the rate per annum quoted by Lender as Lender’s Ninety Day Federal Home Loan Bank rate based upon the FHLB Seattle rate as quoted in Bloomberg, or on the FHLB Seattle internet web site at www.FHLBsea.com, or other comparable service selected by Lender.  The definition of “Ninety Day FHLB Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein.  It is not necessarily the lowest rate charged by Lender on its loans.  If the Ninety Day FHLB Rate becomes unavailable during the term of this Promissory Note, Lender may designate a substitute index after notifying Borrower.

“Ninety Day LIBOR Rate” means the rate per annum quoted by Lender as its Ninety Day LIBOR Rate based upon quotes from the London Interbank Offered Rate from the British Bankers Association Interest Settlement Rates as quoted for United States Dollars by Bloomberg or other comparable services selected by Lender.  This definition of “Ninety Day LIBOR Rate” is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein.  It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Senior Net Debt” shall have the meaning set forth in the Loan Agreement.

“Trailing Twelve Month” shall have the meaning set forth in the Loan Agreement.

Interest

Interest shall accrue on the outstanding principal balance hereunder from the date of disbursement until paid, both before and after judgment, at a variable rate computed on the basis of the Ninety Day LIBOR Rate from time to time in effect, adjusted as of the date of any change in the Ninety Day LIBOR Rate, and on a three hundred sixty (360) day year as follows: (A) Ninety Day LIBOR Rate plus three and five-tenths percent (3.5%) per annum at all times that Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to two and five-tenths (2.5); (B) Ninety Day LIBOR Rate plus two and seventy-five hundredths percent (2.75%) per annum at all times that Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio is less than two and five-tenths (2.5).

Notwithstanding the foregoing, if Lender reasonably determines (which determination shall be conclusive) that (i) quotations of interest rates referred to in the definition of Lender’s  Ninety Day LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of Lender determining the Ninety Day LIBOR Rate, (ii) the adoption of any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for Lender to offer loans based on the Ninety Day LIBOR Rate, or (iii) the Ninety Day LIBOR Rate does not adequately cover the cost of Lender making or maintaining advances based on the Ninety Day LIBOR Rate, then Lender shall give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate hereunder shall be converted to a variable rate computed on the basis of the Ninety Day FHLB Rate, adjusted as of the date of any change in the Ninety Day FHLB Rate, and a three hundred sixty (360) day year as follows:  (A) Ninety Day FHLB Rate plus three and five-tenths percent (3.5%) per annum at all times that Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio is greater than or equal to 2.5; (B) Ninety Day FHLB Rate plus two and seventy-five hundredths percent (2.75%) per annum at all times that Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio is less than 2.5.

The foregoing margins above the Ninety Day LIBOR Rate or Ninety Day FHLB Rate shall adjust on the first day of each month following the later of the due date or date of receipt of the quarterly or annual financial statements to be provided by Borrowers pursuant to the Loan Agreement.

Notwithstanding the foregoing, in no case shall interest be less than three and twenty-five hundredths percent (3.25%) per annum, regardless of Borrowers’ Senior Net Debt to Trailing Twelve Month EBITDA ratio and regardless of the Ninety Day LIBOR Rate or Ninety Day FHLB Rate.

Revolving Line of Credit

This Promissory Note shall be a revolving line of credit under which Borrowers may repeatedly draw and repay funds, so long as no Event of Default has occurred hereunder or under the Loan Agreement which has not been timely cured or waived.  All disbursements under this Promissory Note shall be made in accordance with the Loan Agreement.

Principal and interest shall be payable as follows: Interest accrued is to be paid monthly in arrears commencing June 1, 2010, and on the same day of each month thereafter.  All principal and unpaid interest shall be paid in full on July 2, 2013.

All payments shall be applied first to accrued interest and the remainder, if any, to principal.

Prepayment

Borrower may prepay all or any portion of this Promissory Note at any time without penalty.  Any prepayment received by Lender after 2:00 p.m. Mountain Time shall be deemed received on the following Banking Business Day.  Any prepayment may be subject to fees or charges relating to the breakage of or constitute a termination event under an Interest Rate Management Transaction (as defined in the Loan Agreement).

General

This Promissory Note is made in accordance with, governed by, and deemed to be a promissory note under, and subject to all terms and conditions of, the Loan Agreement.

If, at any time prior to the maturity of this Promissory Note, this Promissory Note shall have a zero balance owing, this Promissory Note shall not be deemed satisfied or terminated by and shall remain in full force and effect for future draws unless terminated upon other grounds.

Upon an Event of Default in payment of any principal or interest when due, whether due at stated maturity, by acceleration, or otherwise, all outstanding principal shall bear interest at the Default Rate from the date when due until paid, both before and after judgment.

If an Event of Default occurs, time being the essence hereof, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of such election, become immediately due and payable in full.

If an Event of Default occurs, Borrowers agree to pay to the holder hereof all collection costs, including reasonable attorney fees and legal expenses, in addition to all other sums due hereunder.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Utah.

Borrowers acknowledge that by execution and delivery of this Promissory Note Borrowers have transacted business in the State of Utah and Borrowers voluntarily submit to, consent to, and waive any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Promissory Note.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS IN THE LOAN AGREEMENT, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE.  NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS PROMISSORY NOTE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

All obligations of Borrowers under this Promissory Note shall be joint and several.

Borrowers and all endorsers, sureties and guarantors hereof hereby jointly and severally waive presentment for payment, demand, protest, notice of protest, notice of protest and of non-payment and of dishonor, and consent to extensions of time, renewal, waivers or modifications without notice and further consent to the release of any collateral or any part thereof with or without substitution.

Borrowers:

Black Diamond Equipment, Ltd.

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Black Diamond Retail, Inc.

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Clarus Corporation

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	Chief Executive Officer and President

Everest/Sapphire Acquisition, LLC

By:	/s/ Peter Metcalf
Name:	Peter Metcalf
Title:	President